EXHIBIT 99.1

BroadVision Announces Fourth Quarter 2010 and Full-Year Results

REDWOOD CITY, Calif., Jan. 25, 2011 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its fourth quarter ended December 31, 2010. Revenues for the fourth quarter were $5.1 million, compared with revenues of $5.2 million for the third quarter ended September 30, 2010 and $7.2 million for the comparable quarter of 2009.

License revenue for the fourth quarter of 2010 was $1.5 million, compared with $1.4 million for the prior quarter and $2.5 million for the comparable quarter of 2009. The majority of the fourth quarter license and subscription revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Confindustria Lombardia, Epson America, EthosIQ, Indian Railway Catering and Tourism Corporation Limited, Maybank Singapore, Pat S.r.l., QuickLogic, WeBank and several other brand-name global customers.

In the fourth quarter of 2010, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $0.3 million, or $0.06 per basic and diluted share, as compared with GAAP net income of $1.5 million, or $0.33 per basic and diluted share, for the third quarter of 2010 and GAAP net income of $0.5 million, or $0.10 per basic and diluted share, for the comparable quarter of 2009.

Non-GAAP measure net income for the fourth quarter of 2010 was $0.6 million, or $0.14 per basic and diluted share, compared with non-GAAP measure net income of $1.9 million or $0.43 per basic and diluted share, in the third quarter of 2010 and non-GAAP measure net income of $0.7 million, or $0.16 per basic and diluted share, for the comparable quarter of 2009. These non-GAAP measure results exclude restructuring charges, stock compensation expense and revaluation of warrant liabilities. A reconciliation of GAAP measure net income (loss) figures to non-GAAP net income (loss) figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

Full-year 2010 revenues totaled $21.8 million, with GAAP net loss of $2.9 million, or $0.65 per basic and diluted share, compared to 2009 revenues of $31.0 million and GAAP net income of $3.7 million, or $0.85 per basis share and diluted share.

As of December 31, 2010 the Company had $60.8 million of cash and cash equivalents and short-term investments, compared to a combined balance of $61.9 million as of September 30, 2010 and $61.8 million as of December 31, 2009.

"We have been making important strides in the mission to reenergize our business based on the BroadVision Clearvale social business cloud platform," said Dr. Pehong Chen, President and CEO, BroadVision. "In our fourth quarter, we signed several key customers and partners that will pave the way for expanding Clearvale's global ecosystem in 2011 and beyond. As cloud computing reaches mainstream business, we look forward to leveraging that IT megatrend and launching a number of exciting new Clearvale solutions this year to generate positive forward momentum."

Conference Call Information

BroadVision management will host a conference call today, Tuesday, January 25th, 2011, at 2:00PM Pacific Standard Time (PST). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 8533640#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website.

About BroadVision

Driving innovation since 1993, BroadVision is an innovative provider of online commerce and business social networking solutions. Visit www.clearvale.com to find more information or join a Clearvale network. For complete information about BroadVision, please visit http://www.broadvision.com.

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about the potential growth, success and customer adoption of BroadVision's Clearvale solutions, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31 2010	December 31 2009
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$ 60,823	$ 61,789
Other current assets	5,746	9,309
Total current assets	66,569	71,098
Other non-current assets	1,583	1,769
Total assets	$ 68,152	$ 72,867
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 11,669	$ 15,121
Other non-current liabilities	2,126	2,353
Total liabilities	13,795	17,474
Total stockholders' equity	54,357	55,393
Total liabilities and stockholders' equity	$ 68,152	$ 72,867

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009

Revenues:
Software licenses	$ 1,479	$ 2,478	$ 6,422	$ 11,154
Services	3,608	4,768	15,395	19,807
Total revenues	5,087	7,246	21,817	30,961

Cost of revenues:

Cost of software licenses	5	6	21	32
Cost of services	1,545	1,824	6,332	7,531
Total cost of revenues	1,550	1,830	6,353	7,563

Gross profit	3,537	5,416	15,464	23,398

Operating expenses:
Research and development	1,517	2,227	7,296	8,573
Sales and marketing	1,703	1,930	7,096	7,932
General and administrative	789	906	4,481	4,509

Restructuring charge	106	21	850	71
Total operating expenses	4,115	5,084	19,723	21,085

Operating (loss) income	(578)	332	(4,259)	2,313

Other income (expense), net	772	(23)	1,638	1,394
Income (loss) before provision for income taxes	194	309	(2,621)	3,707

Benefit (provision) for income taxes	86	143	(263)	27
Net income (loss)	$ 280	$ 452	$ (2,884)	$ 3,734

Basic income (loss) per share	$ 0.06	$ 0.10	$ (0.65)	$ 0.85
Diluted income (loss) per share	$ 0.06	$ 0.10	$ (0.65)	$ 0.85

Shares used in computing:
Weighted average shares-basic	4,472	4,429	4,458	4,406
Weighted average shares-diluted	4,473	4,432	4,458	4,407

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME (LOSS)
(unaudited; in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31 2010	Sep. 30 2010	Dec. 31 2009	Dec. 31 2010	Dec. 31 2009

Net income (loss), U.S. GAAP	$ 280	$ 1,482	$ 452	$ (2,884)	$ 3,734
Non-GAAP measure adjustments:
Restructuring charge	106	98	21	850	71
SFAS 123R Expense (1)	248	319	234	1,105	1,116
Revaluation of warrants liabilities (2)			(8)		(155)
Non-GAAP measure net income (loss)	$ 634	$ 1,899	$ 699	$ (929)	$ 4,766

(1) Included as a component of cost of service and operating expense for each period presented.
(2) Included as a component of other income, net, for each period presented.
CONTACT: Andrew Hub
         Investor Relations
         650-331-1000
         ir1@broadvision.com